                                                                     EXHIBIT 4.4

NUMBER                                                          PRINCIPAL AMOUNT
 0106
                                      IAS
                             COMMUNICATIONS, INC.
                    8 3/4% CONVERTIBLE SENIOR NOTE DUE 2000

PROMISES TO PAY TO


OR REGISTERED ASSIGNS, THE PRINCIPAL SUM OF            DOLLARS ON JUNE 15, 2000

                        INTEREST PAYMENT DATE:  JUNE 15
                        RECORD DATE:            JUNE 01



/s/ Jennifer Lorette                          /s/ J. G. Robertson
----------------------------------            ---------------------------------
                         Secretary                                    President

                              [SEAL APPEARS HERE]

                    8 3/4% CONVERTIBLE SENIOR NOTE DUE 2000

     1. INTEREST. IAS Communications, Inc. ("Company") promises to pay interest on the principal amount of this Convertible Subordinated Note ("Note" or "Notes") at the rate per annum shown above. The Company will pay interest annually on June 15 of each year. Interest on the Convertible Subordinated Note will accrue from the most recent date to which Interest has been paid or the date of Issuance. Interest will be corrupted on the basis of a 265-day year.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal lender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's address.

     3. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, Nevada Agency Trust Co., 50 W. Liberty Street, Reno, Nevada, 89501,, will act as Paying Agent, Registrar, Co-Registrar or Conversion Agent.

     4. CONVERSION. The Notes may be converted to shares of Class A voting common Stock of the Company ("Common Stock") at any time prior to maturity as follows:

         $2.50 per share of Common Stock during the period June 15, 1997 through June 15, 1998;

         $3.00 per share of Common Stock during the period June 16, 1998 through June 15, 1999;

         $3.50 per share of Common Stock during the period June 16, 1999 through June 15, 2000.

     In the event that the trading price for the Common Stock averages less than $4.00 during any ten trading day period during the period May 15, 2000 through June 15, 2000, the conversion price on June 15, 2000 shall be equal to 80% of the average closing and price over said fun trading day period.

     No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based upon the market price of the Common Stock at the close of business on the day of conversion.

     The Conversion price is not subject to adjustment in any case

     To convert a Note, a holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (d) pay any transfer or similar tax if required. A holder may convert a portion of a
Note if the portion is $1,000 or a whole multiple of $1,000.

     If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another.

     5. DENOMINATIONS, TRANSFER, EXCHANGES. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer document and the Company may require a holder to pay any taxes and less required by law.

     6. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

     7. SUBORDINATION. The Notes shall be general unsecured obligation of the Company and shall be senior in right of payment to all other existing and future indebtedness of the Company with the exception of existing or future bank financing, if any.

     8. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent will pay the money back to the Company for payment unless an abandoned properly law designates another person.

     9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding notes and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes. Without the consent of any holder, the Notes may be amended to: provide for conversion rights of holders of Notes in the event of consolidation, merger or sale of all or substantially all of the assets of the Company; evidence the succession of another person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Notes; reduce the conversion price, provided that such reduction will not adversely affect the interests of holders of Notes in any material respect.

     10. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes, the predecessor corporation will be released from those obligations.

     11. DEFAULTS AND REMEDIES. An Event of Default is: default for thirty days in payment of interest on the Notes; default in payment of principal on them; failure by the company for sixty days after notice to it to comply with any of its other agreements in the Notes; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the holders of at least 25 percent in principal amount of the Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain event of bankruptcy or insolvency, all outstanding Notes become due and payable without further action or notice.

     12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Note.

     13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Registrar.

     14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such and TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common) CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).


                               CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [_]
Any amount required to be paid by the undersigned on account of interest accompanies this Note.
To convert only part of this Note, state the amount to be converted (which must be $1,000 principal amount of a multiple thereof): $_________________________________________
Dated: ______________________________________________________________

If you want the stock certificate made out in another person's   _________________________________________________________________
name complete the following for such person:
                                                                 _________________________________________________________________
____________________________________________________________                                 Signature(s)
                          (Name)

____________________________________________________________     (Sign exactly as your name appears on the other side of this Note)
   (Social Security or Taxpayer Identification Number)           The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associates and
____________________________________________________________     credit unions with membership in an approved signature guarantee
                     (Street Address)                            medallion program) pursuant to S.E.C. Rule 17Ad-15

____________________________________________________________     _________________________________________________________________
                (City, State and Zip Code)                                              (Signature Guarantee)

                  Please print or type


                                ASSIGNMENT FORM

If you the holder want to assign this Convertible Subordinated Note, fill in the form below and have your signature guaranteed: I or we assign and transfer this Convertible Subordinated Note to:

_______________________________________________________________________________

(INSERT ASSIGNEES SOCIAL SECURITY
   OR TAX IDENTIFICATION NO.)

_______________________________________________________________________________
             (Print or type assignees Name, Address and Zip Code)

and irrevocably appoint ____________________ agent to transfer this Convertible Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:___________  Your Signature:______________________________________________
                                    (Sign exactly as your name appears on the
                                 other side of the Convertible Subordinate Note)

Signature Guarantee:__________________________________